SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 January 9, 1996
                Date of Report (Date of earliest event reported)


                         DISCUS ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)


        Minnesota                      0-13826                 41-1456350
(State or other jurisdiction     (Commission File No.)   (IRS Employer ID No.)
    of incorporation)


               2430 Metropolitan Centre, 333 South Seventh Street
                          Minneapolis, Minnesota 55402
                    (Address of principal executive offices)


                                 (612) 305-0339
              (Registrant's telephone number, including area code)


ITEM 5.   OTHER EVENTS

         On January 9, 1996, the Company sold 1,227,273 Shares of Class B Common Stock (the "Class B Stock") to Northland Business Capital, L.L.P. ("Northland"), 1285 Northland Drive, St. Paul, Minnesota 55120-1139 for an aggregate consideration of $1,350,000.00. The Class B Stock represents approximately 24.7% of the Company's outstanding Common shares after such sale. The transaction was completed in a private placement exempt from registration under the Securities Act of 1933, as amended (the "Act").

         Under the terms of the Class B Stock, the holder of Class B Stock is entitled to elect one member of the Company's Board of Directors, which may not exceed a total of nine (9) persons. The holders of the Class B Stock have also been granted customary antidilution rights including, but not limited to, rights to prevent dilution in the event of stock splits, stock dividends, combinations, sales of stock below the market price of the Company's Common shares and other events affecting the capitalization of the Company. The Holders of the Class B Common Stock may convert such shares into an equal number of Common shares, subject to antidilution provisions. Except for the foregoing rights, the rights of holders of the Class B Stock are substantially similar to the rights of holders of the outstanding Company's Common shares. The Company's Board of Directors has increased the number of directors serving on the Board to seven
(7) persons and has appointed Brian K. Smith, a partner of Northland, to the Board.

         Under the terms of the Stock Purchase Agreement entered into between the Company and Northland, Northland has been granted certain rights with respect to the registration of Common Stock it acquires under the Act, including both demand and incidental registration rights. In addition, the Company has entered into a five-year consulting agreement with Northland, pursuant to which the Company will be paying Northland an annual retainer in the amount of $6,000.00 and has granted Northland a Warrant for the purchase of 50,000 Shares of the Company's Common Stock at a purchase price of $1.10 per Share, exercisable over a seven year period. The transactions giving rise to the issuance of the Class B Stock and related matters result from negotiations entered into between the Company and Northland in December 1995.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  10.1 Stock Purchase Agreement dated January 9, 1996 between Registrant and Northland Business Capital, L.L.P.

                  10.2     Certificate of Designation of Class B Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DISCUS ACQUISITION CORPORATION


Dated:  January 12, 1996.           By /s/ William H. Spell
                                           William H. Spell
                                           Chief Executive Officer